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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Extra Space Storage Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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EXTRA SPACE STORAGE INC.
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121

April 3, 2009

Dear Fellow Stockholder:

        I am pleased to invite you to the 2009 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held on Wednesday, May 20, 2009, at 11:00 a.m. Mountain Daylight Time at the Extra Space Storage Inc. corporate office in Salt Lake City, Utah.

        You will find more information about the meeting in the attached notice and proxy statement.

        We encourage you to vote so that your shares will be represented at the meeting. Information on how you may vote your shares appears on the following pages.

Sincerely,

Spencer F. Kirk
 Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	11:00 a.m., Mountain Daylight Time, Wednesday, May 20, 2009
Place:	Extra Space Storage Inc. corporate office, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121
Record Date:	Stockholders at the close of business on March 23, 2009 are entitled to vote
Matters to be voted upon:	•	Election of seven members of the board of directors for terms expiring at the 2010 annual meeting of stockholders and until their successors are duly elected and qualify;
	•	Ratification of the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for 2009; and
	•	Any other business properly brought before the meeting or any adjournments or postponements thereof.
Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

        We are pleased to take advantage of the new Securities and Exchange Commission ("SEC") rules allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders' receipt of proxy material and lower the costs of our annual meeting. We sent a Notice of Internet Availability of Proxy Materials on or about April 3, 2009, and provided access to our proxy materials over the Internet, beginning April 3, 2009, for the holders of record and beneficial owners of our common stock as of the close of business on the record date. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review this proxy statement and our annual report and authorize a proxy online or by telephone to vote your shares. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

        Your proxy is important. Whether you plan to attend the annual meeting, please authorize your proxy by Internet or telephone, or if you received a paper copy of the materials by mail, mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting.

Charles L. Allen
 Secretary
Salt Lake City, Utah
 April 3, 2009

i

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m., Mountain Daylight Time, May 20, 2009 at the corporate office of Extra Space Storage Inc.,
2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121

        We are furnishing this proxy statement to our stockholders in connection with the 2009 annual meeting of stockholders.

        Our board of directors is soliciting proxies of our stockholders to vote their shares at the annual meeting. These proxy materials have been prepared by our management for the board of directors. This proxy statement and the form of proxy are first being furnished to our stockholders on or about April 3, 2009.

VOTING

Voting Shares at the Annual Meeting

        Holders of record of our common stock as of the close of business on the record date, March 23, 2009, are entitled to receive notice of, and to vote at, the annual meeting. The outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting and each share of common stock entitles the holder thereof to one vote. At the close of business on March 23, 2009, there were 86,104,311 shares of common stock outstanding. Stockholders can vote in person at the annual meeting or by proxy. There are three ways to authorize a proxy to vote your shares:

  •
  By Internet—You can authorize your proxy over the Internet at www.voteproxy.com by following the instructions on the proxy card;

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  By Telephone—Stockholders located in the United States can authorize their proxy by telephone by calling 1-800-PROXIES (1-800-776-9437) and following the instructions on the proxy card; or

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  By Mail—If you received your proxy materials by mail, you can authorize a proxy by mail by signing, dating and mailing the enclosed proxy card.

        Internet and telephone proxy facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Daylight Time, Tuesday, May 19, 2009.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the annual meeting in order to vote.

        Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card, will vote as recommended by our board of directors on any matter for which a stockholder has not given instructions. The board of directors' recommendations appear on page 3.

Revoking a Proxy

        Stockholders of record may revoke their proxy and change their votes any time before their votes are cast by:

  •
  giving written notice of revocation to our Corporate Secretary at our address prior to the annual meeting,

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  authorizing a proxy again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted),

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  signing and forwarding to us a later dated proxy, or

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  attending the annual meeting and voting their shares of common stock in person.

Quorum and Vote Counting

        The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding as of the record date must be represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder's shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. "Broker nonvotes" (as described below) also count for quorum purposes.

        If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder's instructions. However, if the nominee has not received instructions within ten days prior to the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange (the "NYSE") determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker nonvote" on that matter.

        The seven nominees for director who receive the highest vote totals will be elected as directors. All other matters must be approved by a majority of the votes cast by stockholders who are present or represented and entitled to vote at the annual meeting. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal and therefore have no effect on the outcome of the election of directors, or the proposal to ratify our Audit Committee's selection of our independent registered public accounting firm for 2009.

        American Stock Transfer & Trust Company, our transfer agent and registrar, will assist in the distribution of proxy materials and tabulation of votes.

Costs of Soliciting Proxies

        We are paying the costs of soliciting proxies. In addition to solicitation by Internet and mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 20, 2009

        The proxy statement and annual report for fiscal year 2008 are available at www.extraspace.com/proxyonline.

Recommendations of the Board of Directors

        FOR the election of the following persons to the board of directors to serve until the 2010 annual meeting and until their successors are duly elected and qualify:

  Anthony Fanticola
  Hugh W. Horne
  Spencer F. Kirk
  Joseph D. Margolis
  Roger B. Porter
  K. Fred Skousen
  Kenneth M. Woolley

        FOR the ratification of our Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 Principal Stockholders

        The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock based on filings with the SEC that were provided to the Company. The number of shares is as of the close of business on March 5, 2009.

Name	Number of Shares Owned	Percent of Class(1)
Barclays Global Investors, N.A.	7,074,801	8.22%
45 Fremont Street
San Francisco, CA 94105

Vanguard Group, Inc.	6,703,808	7.79%
100 Vanguard Boulevard
Malvern, PA 19355-2331

ING Clarion Real Estate Securities	6,440,400	7.48%
259 North Radnor-Chester Road
Suite 205
Radnor, PA 19087

Security Capital Research & Management, Inc.	6,315,926	7.34%
10 South Dearborn Street
Suite 1400
Chicago, IL 60603-2300

RREEF Real Estate Securities Advisors, L.P.	5,558,860	6.46%
875 N. Michigan Avenue
41st Floor
Chicago, IL 60611

    (1)
    Based on a total of 86,104,011 shares of our common stock outstanding as of March 5, 2009.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Nominees for Directors

        The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title
Anthony Fanticola(2)	66	Director
Hugh W. Horne	64	Director
Spencer F. Kirk(3)	47	Chairman and Chief Executive Officer ("CEO")
Joseph D. Margolis(1)	48	Director
Roger B. Porter(1),(2)	62	Director
K. Fred Skousen(1),(2)	66	Director
Kenneth M. Woolley(3)	62	Director

    (1)
    Member of Audit Committee

    (2)
    Member of Compensation, Nominating and Governance Committee

    (3)
    As of April 1, 2009, Kenneth M. Woolley resigned as Chairman and CEO and Spencer F. Kirk has assumed these roles. Mr. Woolley will remain a member of the board.

        Anthony Fanticola currently manages his personal portfolio. He formerly served as the owner, Chairman and CEO of A. Fanticola Companies, Inc., Oil Express, Inc. and Lube Pit, Inc. (parent companies of 90 Jiffy Lube stores located in Southern California, Seattle/Tacoma, Washington and Tucson, Arizona). Prior to his involvement with Oil Express, Inc. and Lube Pit, Inc., Mr. Fanticola owned and operated a variety of privately owned businesses and served as Vice President of Vons Food and Drug where he was responsible for overseeing approximately $800 million in sales. He has been a member of our board of directors since August 2004.

        Hugh W. Horne has served as President and CEO of Storageworld, L.P. and Storage Spot, Inc. since 1998. For 25 years, Mr. Horne was employed by Public Storage, Inc. where he served in a number of capacities. His primary responsibility was that of President of the Real Estate Development Group responsible for all aspects of development including approximately 750 self-storage properties totaling 45 million square feet, the development of approximately 100 commercial properties totaling six million square feet, and the acquisition of approximately 450 existing self-storage properties totaling 27 million square feet. At Public Storage, Mr. Horne also served as Corporate Secretary and as Vice President of Public Storage Management, Inc., its property management subsidiary. Mr. Horne holds a B.S. in business from Eastern New Mexico University. He has been a member of our board of directors since August 2004.

        Spencer F. Kirk, was named the Company's Chairman and CEO effective April 1, 2009. Mr. Kirk served as the Company's President from September 2007 to March 2009. He previously served as Executive Vice President of the Company's predecessor from 1998 to 2004. Mr. Kirk has served as a director of the Company since its IPO in 2004. As the owner of more than 3.4 million shares, Mr. Kirk is the Company's largest private individual stockholder. Prior to his involvement with the Company, Mr. Kirk co-founded Megahertz Corporation in 1985, which became the leading manufacturer of modems for laptop computers in the world. Serving as Chairman and CEO, Megahertz grew from a basement operation to the leading supplier of solution-oriented mobile data communications products. Megahertz went public in 1993 and the following year was acquired by US Robotics, which was later acquired by 3Com Corporation. Mr. Kirk holds a B.A. in finance and an M.B.A. from the University of Utah.

        Joseph D. Margolis is a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm. Before forming Arsenal in 2004, Mr. Margolis held senior positions from 1992 to 2004 at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Prior to that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988. Mr. Margolis is a graduate of Harvard College (cum laude 1983) and Columbia University School of Law. He has been a member of our board of directors since February 2005.

        Roger B. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. Mr. Porter served for more than a decade in various senior economic policy positions in the Ford, Reagan and George H.W. Bush White Houses. Under President George H.W. Bush, Mr. Porter served as Assistant to the President for Economic and Domestic Policy from 1989 to 1993. Mr. Porter is a director of Tenneco, Inc., Pactiv Corporation, Zions Bancorporation and Packaging Corporation of America. Mr. Porter holds a B.A. from Brigham Young University and was selected as a Rhodes Scholar and Woodrow Wilson Fellow, receiving his B.Phil. from Oxford University. He received his M.A. and Ph.D. from Harvard University. He has been a member of our board of directors since August 2004.

        K. Fred Skousen retired in 2008 as the Advancement Vice President at Brigham Young University. Previously, he was Dean of the Marriott School of Management and Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial

Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission and several large companies. Mr. Skousen has served as a faculty member at the University of Minnesota, the University of California, Berkeley, and the University of Missouri, as well as a faculty resident on the staff of the SEC and a faculty fellow at Price Waterhouse and Co. He served as Director of Research and a member of the Executive Committee of the American Accounting Association, is a former member of the American Institute of CPAs and is a former President of the Utah Association of CPAs. Mr. Skousen earned a B.A. from Brigham Young University and an M.A. and Ph.D. from the University of Illinois. He has been a member of our board of directors since August 2004.

        Kenneth M. Woolley resigned from his position as Chairman and CEO of the Company effective April 1, 2009 and remains as a director. Mr. Woolley is the founder of our Company and served as our Chairman and CEO from its inception through March 2009, and was formerly CEO of the Company's predecessor. In his position as CEO he directed all strategic planning and oversaw the development and acquisition activities for the Company. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 165 properties and acquiring over 625 self-storage properties throughout the United States. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998, he was an Associate Professor, and later an Adjunct Associate Professor, of Business Administration at Brigham Young University, where he taught undergraduate and MBA classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 7,000 apartment units, and has been the founder of several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a B.A. in physics from Brigham Young University and an M.B.A. and Ph.D. in business administration from Stanford Graduate School of Business.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Company has adopted corporate governance guidelines titled "Corporate Governance Guidelines" which are available at www.extraspace.com under Investor Relations—Corporate Governance and in print to any stockholder that requests a copy. These principles were adopted by the board of directors to help ensure that the board of directors is independent from management, adequately performs its function as the overseer of management and that the interests of the board of directors and management align with the interests of the stockholders.

Director Independence

        In accordance with the NYSE rules, the board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the listing standards of the NYSE. We have not adopted any additional standards for independence outside those listed by the NYSE. The listing requirements of the NYSE require that a majority of the members of a listed company's board of directors and that all members of its audit committee and compensation, nominating and governance committee be independent. Based on these standards, the board of directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

  Anthony Fanticola
  Hugh W. Horne
  Joseph D. Margolis
  Roger B. Porter
  K. Fred Skousen

 Nomination for Directors

        The Compensation, Nominating and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the board of directors for nomination. Stockholders' nominations for directors must be made in writing and include the nominee's written consent to the nomination and sufficient background information on the candidate to enable the committee to assess his or her qualifications. Nominations should be addressed to the Company's Corporate Secretary at the following address:

Extra Space Storage Inc., Attn: Corporate Secretary
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

Qualifications

        The board of directors has developed criteria that are designed to describe the qualities and characteristics desirable for the board of directors as a whole.

        The criteria are reviewed annually by the Compensation, Nominating and Governance Committee and the board of directors. In general, they require that each director:

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  is committed to enhancing long-term stockholder value and possesses a high level of personal and professional ethics;

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  has sound business judgment and integrity;

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  has financial literacy or other business or professional experience relevant to understanding our business;

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  has the ability to think and act independently; and

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  has demonstrated the capacity to work constructively with others.

Communications with the Board and its Committees

        Any stockholder or other interested parties may communicate with the board of directors, the independent board members, the chairman, any of the board of directors committees, or one or more of its individual members, by directing correspondence to any of them in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 or by referring to the "Stockholder Communication Policy" at www.extraspace.com under Investor Relations—Corporate Governance.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics (the "Code") outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code is to:

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  promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

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  promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by the Company;

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  promote compliance with applicable governmental laws, rules and regulations;

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  promote the prompt internal reporting to an appropriate person or committee of violations of the Code;

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  promote accountability for adherence to the Code;

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  provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; and

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  provide mechanisms to report unethical conduct and help foster our longstanding culture of honesty and accountability.

        A copy of the Code has been provided to, and signed by, each of our directors, officers and employees. A copy of our Code may be found on our website at www.extraspace.com under Investor Relations—Corporate Governance and will be provided in print to any stockholder that requests a copy.

Whistleblowing and Whistleblower Protection Policy

        The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (i) calling the Compliance Hotline at 1-800-637-9894, (ii) emailing the Company's Compliance Email Box at whistleblower@extraspace.com, or (iii) delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee, c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

MEETINGS AND COMMITTEES OF THE BOARD

Attendance at Meetings of the Board and its Committees

        The board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent. For the year ended December 31, 2008, the board of directors conducted a total of 16 meetings. Each director attended at least 75% of the meetings of the board of directors and of any committees on which he served during this period.

Meetings of Non-Management Directors

        The non-management directors hold regularly scheduled meetings in executive session, without the presence of management. The board of directors chooses a lead independent director to chair the meetings of the non-management directors. Roger B. Porter currently serves as the lead independent director. Stockholders wishing to communicate directly with Mr. Porter or the non-management directors may send correspondence addressed in care of:

  Corporate Secretary
  Extra Space Storage Inc.
  2795 East Cottonwood Parkway, Suite 400
  Salt Lake City, Utah 84121

 Committees of the Board of Directors

        The board of directors has two committees. The committees on which each director serves are listed above in "Information about the Board of Directors and its Committees—Nominees for Directors."

Audit Committee

        The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Audit Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of the financial statements and reports and compliance with laws, regulations and corporate policies of the Company. Additionally, the Audit Committee oversees the independent auditor's qualifications, performance and independence; monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. A copy of the Audit Committee's charter is available at the Company's website www.extraspace.com under Investor Relations—Corporate Governance and in print to any stockholder that requests a copy.

        Mr. Skousen is the chairman and Messrs. Porter and Margolis serve as members of the Audit Committee. In accordance with the rules of the NYSE, the board of directors has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee's charter and Section 303A of the NYSE Listing Standards.

        The board of directors has determined that Mr. Skousen is an "audit committee financial expert," as defined in the SEC's Regulation S-K, Item 407(d)(5).

Report of the Audit Committee

        The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company's compliance with corporate policies, legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal 2008, the Audit Committee met 14 times, and discussed with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, internal auditors and independent registered public accounting firm (external auditors), the SEC filings that contained financial information, prior to their public release. The Audit Committee's meetings include, whenever appropriate, executive sessions with the Company's independent registered public accountants and with the Company's internal auditors, in each case without the presence of the Company's management.

        In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors' independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

        In carrying out its responsibilities, the Audit Committee, among other things:

  •
  monitors preparation of quarterly and annual financial reports by the Company's management;

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  supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;

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  oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company's internal auditing program; and

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  reviews, approves and/or ratifies related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.

        During fiscal 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.

        In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Audit Committee met privately with the Company's Director of Internal Audit and continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee conducted a performance self-evaluation for review with the board of directors that included a comparison of the performance of the Audit Committee with the requirements of its Charter.

        As set forth in the Audit Committee's Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management's follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing the effectiveness of the Company's internal controls over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

        Submitted by the Audit Committee,

  K. Fred Skousen (Chairman)
  Roger B. Porter
  Joseph D. Margolis

Compensation, Nominating and Governance Committee

        The Compensation, Nominating and Governance Committee (C/N/G Committee) operates under a written charter adopted by the board of directors. A copy is posted on the Company's website at www.extraspace.com under Investor Relations—Corporate Governance and is available in print to any stockholder that requests a copy. The C/N/G Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the C/N/G Committee's primary duties and responsibilities as follows:

  •
  set corporate governance principles;

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  adopt a code of ethics;

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  monitor the Company's compliance with corporate governance requirements of federal and state law and the rules and regulations of the NYSE;

  •
  review and determine the desirable balance of experience, qualifications and expertise among members of the board of directors;

  •
  review possible candidates for membership on the board of directors (including nominations proposed by stockholders) and recommend a slate of nominees for election as directors at the Company's annual meeting of stockholders;

  •
  review the function and composition of the committees of the board of directors and recommend membership on such committees;

  •
  oversee the board of directors' evaluation of itself and its committees;

  •
  examine periodically the philosophy and structure of the Company's compensation programs; and

  •
  oversee and act on behalf of the board of directors with respect to the benefit and compensation plans of the Company.

        The C/N/G Committee's primary responsibilities with respect to compensation are to:

  •
  establish the Company's total compensation philosophy, and ensure that the compensation programs of the Company reflect that philosophy;

  •
  establish the compensation of the CEO;

  •
  review and approve the CEO's compensation recommendations with respect to other executives;

  •
  monitor awards under the Company's equity compensation plans; and

  •
  report routinely to the board in executive sessions.

        Mr. Porter is the Chairman and Messrs. Skousen and Fanticola serve as members of the C/N/G committee. During 2008, the C/N/G Committee held seven meetings. In performing its duties, the C/N/G Committee has the authority to take such action as it deems appropriate to implement the purposes of the C/N/G Committee. The C/N/G Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company's management, employees, and its compensation consultant.

        The C/N/G Committee has retained Mercer as a compensation consultant to advise the C/N/G Committee in connection with matters pertaining to executive compensation, including advising as to market levels and practices, plan design and implementation, and best practices and governance principles.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

        All members of the C/N/G Committee are independent under NYSE listing standards. During 2008, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the board of directors of the Company or on the C/N/G Committee of the board of directors. No member of the C/N/G Committee has ever been an officer or employee of the Company or any of its subsidiaries.

Policy Regarding Board Attendance at Stockholders Meetings

        We encourage attendance at stockholders meetings by members of the board of directors and senior executives so that stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All seven of our directors attended the 2008 annual meeting of stockholders.

DIRECTOR COMPENSATION

        Prior to May 21, 2008, all non-employee directors received an annual board retainer fee of $30,000, $2,500 per board meeting attended in person, $500 per committee meeting attended in person and $500 per teleconference board or committee meeting attended. On May 21, 2008, the board of directors approved a revised compensation package which provides for all non-employee directors to receive an annual board retainer fee of $40,000 to be paid in cash and also receive shares of common stock equivalent in value to $70,000 with the number of shares determined by the closing price of our common stock on the date of the annual meeting. Directors who served as the chair of the Audit Committee and C/N/G Committee received an annual committee retainer fee of $20,000 and $10,000, respectively. The lead independent director received an annual retainer fee of $5,000. Directors who served on the Audit Committee and C/N/G Committee received an annual committee retainer fee of $7,500 and $5,000, respectively. The following table sets forth the compensation paid to the Company's non-employee directors in 2008:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	All other compensation ($)	Total ($)
Anthony Fanticola	$50,349	$70,000	$—	$—	$120,349
Hugh W. Horne	45,099	70,000	—	—	115,099
Joseph D. Margolis	54,922	70,000	—	—	124,922
Roger B. Porter	71,221	70,000	—	—	141,221
K. Fred Skousen	74,648	70,000	—	—	144,648

Total	$296,239	$350,000	$—	$—	$646,239

(1)
Each non-employee director received 4,250 shares of common stock on May 21, 2008 valued at $16.47 per share, the value of the Company's stock on the date of issuance. Dollar amounts represent the expense recognized for financial reporting purposes for 2008 in accordance with SFAS No. 123 (revised 2004) "Shared-Based Payment" ("SFAS 123R") using the assumptions to value such awards reported in the Company's notes to the financial statements in its 2008 Form 10-K filed with the SEC.

 EXECUTIVE OFFICERS

        Information for Spencer F. Kirk and Kenneth M. Woolley is contained above under the heading "Information about the Board of Directors and its Committees—Nominees for Directors." Information with regard to our other executive officers is set forth below. All of our executive officers are elected as officers at the annual organizational meeting of the board of directors held following each annual meeting of stockholders.

        Kent W. Christensen, 49, has served as our Executive Vice President and Chief Financial Officer ("CFO") since November 2006, was our Senior Vice President and CFO from 2004 to 2006 and was the CFO of our predecessor from 1998 to 2004. Prior to joining our predecessor, Mr. Christensen was the CFO of Source One Management for ten years, where he designed and installed financial and accounting systems. Prior to his time at Source One, he worked at KPMG Peat Marwick. Mr. Christensen holds a B.S. and a Masters in Accounting from Utah State University.

        Charles L. Allen, 59, has served as our Executive Vice President, Chief Legal Officer ("CLO") and Secretary since November 2006 and was our Senior Vice President, CLO and Secretary from 2004 to 2006. He was the General Counsel of our predecessor from 1998 to 2002. From 2002 to 2003, he served as Senior Vice President of Development. He coordinates and supervises all acquisition, development and corporate matters nationwide. Prior to joining our predecessor, Mr. Allen was a Senior Managing Partner at Allen, Nelson, Hardy & Evans and Associate General Counsel for Megahertz Corporation. Mr. Allen holds a B.S. in accounting from Brigham Young University and a J.D. from the J. Reuben Clark Law School of Brigham Young University.

        Karl Haas, 57, has served as our Executive Vice President of Operations and Chief Operating Officer ("COO") since November 2006 and was our Senior Vice President of Operations from the acquisition of Storage USA in July 2005 to 2006. Prior to the acquisition of Storage USA, Mr. Haas was the Executive Vice President of Management for Storage USA from 1994 to July 2005. He was Executive Vice President of Storage USA Management Corp. from 1988 to 1991. During 1991, Mr. Haas became Storage USA Management Corp.'s President and COO. Mr. Haas received his B.S. in business administration, with an emphasis in accounting, from the University of Maryland at College Park. Mr. Haas worked for Arthur Young & Co. for ten years, leaving in 1983 as an Audit Principal. In 1983, Mr. Haas joined a local Baltimore, Maryland real estate developer/entrepreneur. From 1983 through 1988, he fulfilled various roles, including accounting, finance and management of various real estate management and other operating businesses.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy

        The philosophy underlying our executive compensation policies is to align management's incentives with the long-term interests of stockholders and to be competitive with comparable employers. Accordingly, we have structured the executive compensation program to:

  •
  reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards;

  •
  provide compensation that attracts, retains and motivates key executives;

  •
  emphasize variable performance-based compensation, commensurate with an executive's increasing responsibilities; and

  •
  align the interests of stockholders and the Company's executives by implementing compensation programs that provide for acquiring and retaining significant equity interests in the Company by senior executives.

        Each named executive officer's total compensation is comprised of the following elements designed to complement each other:

  •
  base salary;

  •
  annual incentive bonus;

  •
  long term incentives through stock options and restricted stock; and

  •
  other benefits typically offered to executives by major U.S. corporations.

Setting Executive Compensation

        In order to ensure the fulfillment of the general philosophy as outlined above and to assist in establishing the Company's aggregate level of compensation, the C/N/G Committee engages a nationally recognized compensation consulting firm, Mercer, that reports directly to the C/N/G Committee to maintain its independence.

        Working with the consultant, the C/N/G Committee developed a list of eleven comparable companies, all REITs, that are similar to the Company in enterprise value, number of employees, number of properties, and total revenue. The Committee also took into consideration such elements as joint venture properties and unconsolidated revenues. The companies used in the comparator group are:

  •
  AvalonBay Communities, Inc.

  •
  Camden Property Trust

  •
  Colonial Properties Trust

  •
  Equity Lifestyle Properties, Inc.

  •
  Essex Property Trust, Inc.

  •
  First Industrial Realty Trust

  •
  Home Properties

  •
  Mid-America Apartment Communities, Inc.

  •
  Sovran Self Storage, Inc.

  •
  U-Store-It Trust

  •
  UDR, Inc.

        The group included two direct competitors, Sovran Self Storage, Inc. and U-Store-It Trust. The remaining companies represent publicly traded REITs with market capitalizations comparable to Extra Space and that generally recruit individuals to fill senior management positions who are similar in skills and background of those recruited by the Company. We also consider historical compensation levels and the relative compensation levels among the Company's senior executive officers as well as other industry conditions and the overall effectiveness of our compensation program.

        The C/N/G Committee attempts to design programs that deliver total compensation for executives that approximates the 50th percentile (size adjusted) of the comparator group for the achievement of "at target" performance. Actual payouts may be substantially above or below the 50th percentile depending on actual performance compared to the target and based on individual performance related goals.

Management's Role in the Compensation-Setting Process

        For the CEO, the consulting firm provides market data regarding salary, annual cash incentive award targets, and long-term incentive compensation awards, and provides advice directly to the C/N/G Committee as it makes decisions with respect to compensation.

        For the other executives, the CEO provides the initial recommendations regarding salary, annual cash incentive awards and other long-term incentive compensation awards. His recommendations are based on his evaluation of each senior executive's performance against business performance targets and objectives. The C/N/G Committee reviews these recommendations in light of the market data prepared by the consulting firm. For other forms of compensation and benefits, management generally makes initial recommendations that are considered by the C/N/G Committee.

        The following describes each element of our executive compensation program, along with a discussion of the decisions taken by the C/N/G Committee with respect to that aspect of compensation for 2008.

Base Salary

        Base salary is a critical element of executive compensation as it provides executives with assured monthly cash compensation. In determining base salaries, we consider a number of factors including the executive's qualifications and experience, scope of responsibility, the goals and objectives established for the executive, the executive's past performance, the salaries paid to the position within the compensation peer group, and the relative position of base salaries among executives.

Annual Incentive Bonus

        The annual incentive bonus provides senior executives an opportunity annually to earn a cash bonus for achieving specified performance based goals for the fiscal year. These performance based goals are tied half to their performance relative to specified individual goals and half to the financial operating performance of the Company.

        The financial performance goals set for 2008 specifically related to the Company's achievement of a specific Funds From Operations ("FFO") target. FFO provides relevant and meaningful information about our Company's performance and is the primary measure that we use to assess our operating performance. The portion of bonus based on FFO could incrementally increase or decrease based on meeting, exceeding, or failing to meet the FFO target.

        The Company 2008 FFO performance of $1.18, excluding the effect of auction rate securities, gain on sale of exchangeable senior notes, unrecovered acquisition costs and dilution from common stock offerings resulted in the payment of 90% of the portion of the bonus related to the achievement of the FFO goal.

        The CEO, President, CFO and CLO were paid 100% of their bonus related to individual performance related goals, and the COO was paid at 85% of the bonus related to individual personal goals.

Long Term Incentives

        The Long Term Incentive Program allows for awards of stock options and grants of restricted stock under the Company's 2004 Long Term Incentive Compensation Plan. The goals of the Company's equity awards are to: (1) align the interests of each executive officer with those of our stockholders by providing each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business, and (2) encourage long-term retention of key employees by virtue of vesting conditions imposed on typical equity awards. Employees must remain employed by the Company for a fixed period of time in order for the equity awards to vest fully. Typically, option awards and grants of restricted stock vest over a four-year period at the rate of 25% per year and the options have a term of ten years. Vesting ceases upon termination of employment and unvested options and grants of restricted stock are cancelled upon termination of employment. The right to exercise vested options ceases 90 days after termination of employment, except that in the case of death, disability or retirement, the exercise period extends until one year after such termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. During the vesting period, restricted stock awards may not be sold, transferred or pledged, however, the shares may be voted and receive the payment of nonforfeitable dividends. In February 2008, as part of the total compensation package, grants of both stock options and restricted stock were given to the named executive officers.

        Stock option awards and grants of restricted shares are discussed and reviewed at regularly scheduled meetings of the C/N/G Committee. By taking such actions at regularly scheduled meetings, the C/N/G Committee seeks to avoid even the possibility of an appearance that the grant timing was manipulated to affect the value of the awards. We do not have any program, plan or practice to coordinate stock option grants with the release by us of material non-public information or any other investor relations activities.

Employee Benefits and Other

        In order to attract, retain and pay market levels of compensation, we provide benefits and perquisites to our named executive officers and other employees consistent with the benefits provided by other U.S. companies, such as medical and life insurance, 401(k) plan, and severance pursuant to the terms of employment agreements. A description of the employee benefits can be found in the narrative to the Summary Compensation Table and a description of the severance can be found under "Employment Agreements with Executive Officers" below. We also limit the perquisites that we make available to our executive officers, particularly in light of the potential for abuse associated with such perquisites. Accordingly, our executives are entitled to few benefits that are not otherwise available to all of our employees.

Policy Regarding Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Since the Company's CEO, CFO, and CLO are employed by our operating partnership, Extra Space Storage LP, and not by Extra Space Storage Inc. their compensation is not subject to the deduction limits of Section 162(m).

        However, if our CEO, CFO, and CLO were paid by Extra Space Storage Inc. and including our President and COO, the non-performance based compensation paid in cash to our named executive officers in 2008 did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers for 2009 will exceed that limit. In addition, our equity incentive plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan, with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation. Restricted stock, which vests solely over time, will not qualify as performance based compensation.

Compensation Committee Report

        The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on our review and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by the Compensation, Nominating and Governance Committee

  Roger B. Porter, Chairman
  K. Fred Skousen
  Anthony Fanticola

Summary Executive Compensation Table

        The following table sets forth the total compensation earned during the years ended December 31, 2008, 2007 and 2006 by our CEO, President, CFO, COO, and CLO. We refer to these executive officers throughout this proxy statement as our named executive officers.

Name and principal position	Year		Salary	Non-equity incentive plan compensation (1)	Stock awards (2)		Option awards (2)	All other compensation (5)	Total
Kenneth M. Woolley	2008		$420,000	$399,000	$267,346		$121,529	$96,450	$1,304,325
Chairman and	2007		400,000	420,000	63,897		99,838	33,369	1,017,104
Chief Executive	2006		311,000	233,250	—		42,011	13,665	599,926
Officer

Spencer F. Kirk	2008		350,000	249,375	—		31,640	10,740	641,755
President	2007	(3)	111,530	—	—		8,022	1,843	121,395
	2006	(3)	—	—	—		—	—	—

Kent W. Christensen	2008		350,000	299,250	194,297		72,544	82,573	998,664
Chief Financial	2007		325,000	325,000	261,748	(4)	56,050	30,348	998,146
Officer	2006		255,000	127,500	—		27,136	18,846	428,482

Charles L. Allen	2008		290,000	165,300	89,115		42,449	43,544	630,408
Chief Legal Officer	2007		275,000	173,250	21,299		32,095	20,901	522,545
	2006		233,000	116,500	—		17,638	14,461	381,599

Karl Haas	2008		315,000	206,721	337,581		68,938	78,990	1,007,230
Chief Operating	2007		300,000	250,000	240,671		51,716	56,242	898,629
Officer	2006		260,000	117,000	203,350		37,259	229,734	847,343

(1)
Represents amounts earned related to the Company's 2008, 2007 and 2006 annual incentive bonus.

(2)
Dollar amounts represent the expense recognized for financial reporting purposes in accordance with SFAS No. 123 (revised 2004) "Shared Based Payment" ("SFAS 123R"), using the assumptions to value such awards reported in the Company's notes to the financial statements in its 2008, 2007 and 2006 Form 10-K filed with the SEC, but in accordance with SEC rules excluding forfeiture assumptions.

(3)
Spencer F. Kirk assumed his full time role as President in September 2007. Prior to that time he served as a director of the Company.

(4)
Includes immediate vesting of 15,000 shares that were granted on February 13, 2008 that related to 2007 performance.

(5)
All other compensation in 2008, 2007 and 2006 includes:

Name	Year	Defined contribution plans	Group term life insurance premiums	Other medical insurance	Relocation expense	Dividends on restricted stock	Total other compensation
Kenneth M. Woolley	2008	$16,967	$648	$6,647	$—	$72,188	$96,450
	2007	11,922	459	10,413	—	10,575	33,369
	2006	4,219	324	9,122	—	—	13,665

Spencer F. Kirk	2008	—	648	10,092	—	—	10,740
	2007	—	108	1,735	—	—	1,843
	2006	—	—	—	—	—	—

Kent W. Christensen	2008	14,958	648	10,092	—	56,875	82,573
	2007	12,494	391	10,413	—	7,050	30,348
	2006	9,400	324	9,122	—	—	18,846

Charles L. Allen	2008	8,763	626	10,092	—	24,063	43,544
	2007	6,602	361	10,413	—	3,525	20,901
	2006	5,080	259	9,122	—	—	14,461

Karl Haas	2008	12,000	648	10,092	—	56,250	78,990
	2007	6,942	562	10,413	—	38,325	56,242
	2006	8,210	562	9,122	172,027	39,813	229,734

        We provide the following employee benefits to our executives, some of which are reflected in the "All Other Compensation" column of the Summary Compensation Table:

  •
  Medical Insurance.  The Company makes available to each named executive officer and their spouses and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other corporate employees. A portion of the insurance coverage is paid by the Company.

  •
  Life Insurance.  The Company provides each named executive officer such life insurance as the Company may from time to time make available to its other corporate employees.

  •
  Relocation Costs.  Due to the Storage USA acquisition in 2005, it was necessary for certain employees to relocate to Salt Lake City, Utah. Relocations costs were paid by the Company for such moves.

  •
  Retirement Benefits.  Our executive officers are eligible to participate in our 401(k) defined contribution plan on the same basis as other eligible employees. The Company currently matches 100% of the first three percent of an employee's compensation contributed by each employee to our 401(k) plan and then 50% of the next two percent of an employee's compensation contributed.

Grants of Plan-Based Awards

	Estimated future payouts under non-equity incentive plan awards						All other option awards: number of securities underlying options		Exercise or base price of option awards ($/Share)
					All other stock awards: number of shares of stock or units					Grant date fair value of option awards
Name	Threshold	Target(1)	Maximum(1)	Grant date
Kenneth M. Woolley	—	$210,000	$315,000	2/13/2008	60,000	(2)	75,000	(4)	$14.61	$1.66
Spencer F. Kirk	—	131,250	196,875	2/13/2008	—		—		—	—
Kent W. Christensen	—	157,500	236,250	2/13/2008	60,000	(3)	60,000	(4)	14.61	1.66
Charles L. Allen	—	87,000	130,500	2/13/2008	20,000	(2)	40,000	(4)	14.61	1.66
Karl Haas	—	118,125	177,188	2/13/2008	30,000	(2)	40,000	(4)	14.61	1.66

(1)
Amounts relate to the 50% of the annual incentive bonus that is tied to the FFO target as described in the "Annual Incentive Bonus" section above.

(2)
Grants of restricted stock awards under the 2004 Long Term Incentive Compensation Plan ("Incentive Plan") related to the 2008 total compensation package for the named executive officers. The shares have dividend and voting rights and vest ratably over four years.

(3)
Grants of restricted stock awards under the 2004 Long Term Incentive Compensation Plan ("Incentive Plan") related to the 2008 total compensation package for the named executive officers. Of the 60,000 shares granted, 15,000 shares vested immediately related to Mr. Christensen's 2007 performance. The remaining 45,000 vest ratably over four years.

(4)
Grants of stock options under the Incentive Plan related to the 2008 total compensation package for the named executive officers. The options vest ratably over four years. The option exercise price was determined using the closing stock price on the date of the grant.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Kenneth M. Woolley	—	$—	3,750	$55,613
Spencer F. Kirk	—	—	—	—
Kent W. Christensen	—	—	17,500	256,225
Charles L. Allen	—	—	1,250	18,538
Karl Haas	—	—	15,000	206,500

2008 Outstanding Equity Awards at Fiscal Year-end

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date	Equity incentive plan awards: Number of unearned shares that have not vested(2)	Equity incentive plan awards: Market value of unearned shares that have not vested(3)
Kenneth M. Woolley(5)	150,000		—	$12.50	8/12/2014	71,250	$735,300
	25,000		75,000	19.91	2/21/2017
	—		75,000	14.61	2/13/2018

Spencer F. Kirk	30,000	(4)	—	12.50	8/12/2014	—	—
	3,750	(4)	1,250	12.85	5/16/2015
	18,750		56,250	15.07	9/6/2017

Kent W. Christensen	100,000		—	12.50	8/12/2014	52,500	541,800
	12,500		37,500	19.91	2/21/2017
	—		60,000	14.61	2/13/2018

Charles L. Allen	65,000		—	12.50	8/12/2014	23,750	245,100
	6,250		18,750	19.91	2/21/2017
	—		40,000	14.61	2/13/2018

Karl Haas	75,000		25,000	15.53	7/14/2015	47,500	490,200
	6,250		18,750	19.91	2/21/2017
	—		40,000	14.61	2/13/2018

(1)
Stock options vest ratably over four years from the date of grant which is 10 years prior to the expiration date.

(2)
Mr. Woolley's 71,250 shares vest as follows: 11,250 shares vest ratably over the remaining three years on February 21, 2009, 2010, and 2011; 60,000 shares vest ratably over four years from the date of grant of February 13, 2008. Mr. Christensen's 52,500 shares vest as follows: 7,500 shares vest ratably over the remaining three years on February 21, 2009, 2010, and 2011; 45,000 shares vest ratably over four years from the date of grant of February 13, 2008. Mr. Allen's 23,750 shares vest as follows: 3,750 shares vest ratably over the remaining three years on February 21, 2009, 2010 and 2011; 20,000 shares vest ratably over four years from the date of grant of February 13, 2008. Mr. Haas's 47,500 shares vest as follows: 12,500 shares vest on July 14, 2009; 5,000 shares vest ratably over the remaining two years on December 16, 2009, and 2010; 30,000 shares vest ratably over four years from the date of grant of February 13, 2008.

(3)
Market value at year-end is based on the closing trading price of our stock on December 31, 2008, which was $10.32.

(4)
Options granted to Mr. Kirk during his term as director and prior to his hiring as President on September 6, 2007.

(5)
Stock options and restricted stock awards issued to Mr.Woolley as an employee will continue to vest as long as he continues to serve as a director pursuant to the terms of the Restricted Stock Award Agreement and the Option Award Agreement authorized as a part of, and pursuant to the Company's 2004 Long Term Incentive Compensation Plan.

Employment Agreements with Executive Officers

        We have employment agreements with Messrs. Kenneth M. Woolley, Kent W. Christensen, Charles L. Allen and Karl Haas. The employment agreements provide for Mr. Woolley to serve as our Chairman and CEO, Mr. Christensen to serve as our Executive Vice President and CFO, Mr. Allen to serve as our Executive Vice President and CLO, and Mr. Haas to serve as our Executive Vice President and COO. These employment agreements require the executives to devote substantially all of their business attention and time to the Company's affairs, with certain specified exceptions. Mr. Woolley's employment agreement terminated upon his resignation as Chairman and CEO effective April 1, 2009. Spencer F. Kirk, President and effective April 1, 2009 the Chairman and CEO, does not have an employment agreement with the Company.

        On August 28, 2008 the Compensation Committee of the board of directors of the Company approved, and the Company entered into, amended and restated employment agreements with each of Mr. Christensen, Mr. Allen and Mr. Haas. The amended and restated employment agreements each have a term of three years with automatic one year renewals unless at least ninety days notice of non-renewal is given.

        The employment agreements provide for:

  •
  an annual base salary, subject to increase by the Company's board of directors in its sole discretion;

  •
  eligibility for annual bonuses;

  •
  eligibility for participation in the Company's 2004 Long Term Incentive Compensation Plan; and

  •
  participation in all of the employee benefit plans and arrangements made available by us to the Company's similarly situated executives.

        Messrs. Christensen's, Allen's and Haas's employment agreements provide that, if their employment is terminated by us without "cause" or by Messrs. Christensen, Allen, and Haas for "good reason" (each as defined in their employment agreements), they will be entitled to the following severance payments:

  •
  two years of annual base salary and two times the greater of the prior year's bonus or average of the three previous annual bonuses;

  •
  annual salary and other benefits earned and accrued under the applicable employment agreement prior to the termination of employment;

  •
  a lump sum payment equal to the cost of continuing his health benefits for two years;

  •
  outplacement services for six months; and

  •
  full vesting of incentive compensation and any non-qualified pension or deferred compensation benefits.

        Upon the termination of an executive officer's employment either by us for "cause" or by Messrs. Christensen, Allen, or Haas without "good reason" or for death or disability during the term, such executive officer will be entitled to receive his annual salary and bonus earned but unpaid through the date of termination of the executive officer's employment.

In the event of a change in control, each of Messrs. Christensen, Allen and Haas:

  •
  will be entitled to a bonus equal to the pro rata bonus that the executive would have received as an annual bonus for such year based on our annualized performance results through the date of the change in control;

  •
  may terminate his employment for any reason during the six months following a change in control, and such termination will be considered for "good reason" entitling him to severance, as described above;

  •
  will be entitled to a tax gross-up on any excess parachute payments so that on an after excise tax basis he would receive an amount equal to what he would have received if the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply. However, the tax gross-up does not apply if by reducing the executive's parachute payments by 10% or less the excise tax would not be imposed. In that case, the executive's parachute payments will be so reduced; and

  •
  will be entitled to immediate vesting of all unvested equity awards.

Messrs. Christensen's, Allen's and Haas's employment agreements also provide for the following restrictive covenants:

  •
  non-solicitation of any employee during the term of employment, or for a one-year period following termination;

  •
  non-compete during employment; and

  •
  non-disclosure or use of confidential information at any time.

        The following table sets forth the amount that would have been received by or paid on behalf of our named executive officers for change of control or termination within the terms of the employment agreements as of December 31, 2008:

Name	Base Salary	Bonus	Value of Acceleration of Equity Awards(1)	Accrued Benefits(2)	Health Benefits(3)	Accrued Other(4)	Total
Kenneth M. Woolley(5)	$840,000	$798,000	$735,300	$1,280	$13,294	$17,500	$2,405,374
Kent W. Christensen	700,000	598,500	541,800	26,923	20,184	14,583	1,901,990
Charles L. Allen	580,000	330,600	245,100	22,308	20,184	12,083	1,210,275
Karl Haas	630,000	413,442	490,200	24,231	20,184	13,125	1,591,182

(1)
Represents the value of the acceleration of the unvested awards using the stock price of $10.32 at December 31, 2008. All unvested stock options were excluded from this calculation as the exercise prices are greater than the stock price of $10.32 at December 31, 2008.

(2)
Represents the amount of accrued vacation at December 31, 2008.

(3)
Represents the value of health benefits to be paid on behalf the executive for the two years after termination.

(4)
Represents the accrued salary that would be paid out assuming a termination date of December 31, 2008.

(5)
Mr. Woolley's employment agreement terminated upon his resignation as Chairman and CEO effective April 1, 2009.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

        The following table sets forth the beneficial ownership of our common stock, as of the close of business on March 5, 2009 of:

  •
  each of our directors and nominees for director;

  •
  each named executive officer noted above; and

  •
  our directors and executive officers as a group.

        The address for each named person is c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121. We are not aware of any pledge of our common stock that could result in a change in control of our Company.

Name	Number of Shares Beneficially Owned	Percent of Class(9)
Directors
Anthony Fanticola(1)	756,676	*
Hugh W. Horne(2)	43,250	*
Spencer F. Kirk(3)	3,404,031	3.91%
Joseph D. Margolis(2)	63,250	*
Roger B. Porter(2)	323,591	*
K. Fred Skousen(4)	57,000	*
Kenneth M. Woolley(5)	2,122,180	2.44%
Nondirector Named Executive Officers
Charles L. Allen(6)	303,350	*
Kent W. Christensen(7)	446,894	*
Karl Haas(8)	203,000	*
All directors and executive officers as a group (10 persons)	7,723,222	8.87%

(*)
Less than 1.0%

(1)
Includes 169,461 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Trust, for which Mr. Fanticola is a trustee. Includes 543,965 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Limited Partnship, for which Mr. Fanticola is the president and the corporate general partner. Mr. Fanticola has no pecuniary interest in 98% of such shares and disclaims beneficial ownership. Amounts shown in the table include the options to acquire 1,250 shares of common stock that can be exercised within 60 days of March 5, 2009. All shares held either directly or indirectly by Mr. Fanticola have been pledged as collateral on a loan. As of March 5, 2009, the outstanding balance on the loan was $3.0 million.

(2)
Amounts shown include options to acquire 35,000 shares of common stock that can be exercised within 60 days of March 5, 2009.

(3)
Includes 2,363,476 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 847,305 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Amounts include 58,000 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table also include the options to acquire 71,250 shares of common stock that can be exercised within 60 days of March 5, 2009. All shares held either directly or indirectly by Mr. Kirk have been pledged as collateral on a loan. As of March 5, 2009, the outstanding balance on the loan was $3.5 million.

(4)
Includes 3,750 shares of common stock which are held by the Skousen Family Revocable Trust, for which Mr. Skousen is a trustee. Amounts shown in the table include options to acquire 35,000 shares of common stock that can be exercised within 60 days of March 5, 2009.

(5)
Amounts include 52,500 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table also include the ownership of Operating Partnership units of 217,930 and options to acquire 218,750 shares of common stock that can be converted and/or exercised within 60 days of March 5, 2009, respectively. Amounts include 1,603,000 shares that were pledged as collateral on a loan. As of March 5, 2009, no amounts were outstanding on the loan.

(6)
Amounts include 46,500 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table also include the options to acquire 87,500 shares of common stock that can be exercised within 60 days of March 5, 2009.

(7)
Amounts include 93,750 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table also include the options to acquire 140,000 shares of common stock that can be exercised within 60 days of March 5, 2009.

(8)
Amounts include 80,500 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table also include options to acquire 97,500 shares of common stock that can be exercised within 60 days of March 5, 2009.

(9)
For each person included in the table, percent of class is calculated by dividing the number of shares of our common stock beneficially owned by that person by the sum of (a) 86,104,011 shares of our common stock outstanding as of March 5, 2009 plus (b) the number of options to acquire common stock that can be exercised within 60 days of March 5, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under federal securities laws, our directors, executive officers and holders of 10% or more of our common stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to us by the persons required to make such filings, we believe that all filing requirements were met in 2008, except that the Company was late in filing one Form 4 for each of P. Scott Stubbs, Senior Vice President Finance and Accounting, and Richard S. Tanner, Senior Vice President Development, relating to stock option and restricted stock grants in April 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        The Company recognizes that related party transactions present a heightened risk of conflicts of interest (or the perception thereof), and therefore has adopted a policy pursuant to which all related party transactions will be subject to review and approval or ratification in accordance with the procedures set forth in the policy. A related party transaction is defined in our policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision as then in effect.

        The policy provides that related party transactions are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board of directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.

        In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board of directors may consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  •
  any other matters the Audit Committee deems appropriate.

Related Party Transactions

Centershift, Inc.

        We have entered into a license agreement with Centershift, Inc. which secures for the Company a perpetual right to use a web-based tracking and yield management technology called STORE in all aspects of our property acquisition, development, redevelopment and operational activities, while the cost of maintaining the infrastructure required to support this product remains the responsibility of Centershift. This license agreement provides for a one-time license fee and a monthly fee payable by us in exchange for which we receive all product upgrades and enhancements and customary customer support services from Centershift. For the year ended December 31, 2008, we paid Centershift $989,000 relating to the purchase of software and license agreements. The services that the Company receives from Centershift are similar in nature and price to those that are provided to other outside third parties. Centershift is owned by third-party individuals, as well as by executive officers and directors in the following approximate percentages: Spencer F. Kirk, Chairman and CEO (29%), Kenneth M. Woolley, director (28%), Richard S. Tanner, Senior Vice President, Development (7%), Kent W. Christensen, Executive Vice President and CFO (3%), and Charles L. Allen, Executive Vice President and CLO (2%).

SpenAero, L.C.

        From time to time, the Company leases a private jet from SpenAero, L.C. ("SpenAero"), an affiliate of Spencer F. Kirk, the Company's Chairman and CEO. Under the terms of the lease agreement, the Company pays SpenAero an hourly rate for each flight hour it uses. In the fiscal year ended December 31, 2008, the Company paid SpenAero a total of $440,000 for lease payments and fuel. The Company is not required to lease any minimum number of hours on the aircraft. The lease rates and other charges by SpenAero to the Company in connection with the lease are similar in nature and amount to those provided to similar aircraft lessors not affiliated with the Company.

Debt Guarantees

        We have agreed to make available to Kenneth M. Woolley, his affiliates, associates and people acting in concert with any of the foregoing, Richard S. Tanner, his affiliates, associates and people acting in concert with any of the foregoing the following protections: for nine years, with a three-year extension if the applicable party continues to maintain ownership of at least 50% of the operating partnership units received by it in the formation transactions associated with the formation of the Company, the opportunity to:

  •
  guarantee debt, or

  •
  enter into a special loss allocation and deficit restoration obligation, in an aggregate amount, with respect to the foregoing contributors, at least equal to $60.0 million.

        The ability of the foregoing contributors to guarantee debt or enter into a special loss allocation and deficit restoration obligation with our operating partnership may enable them to continue to defer any taxable gain attributable to their negative capital accounts in our predecessor. If we were to breach our agreement to make available these opportunities, we would be required to make an indemnification payment to the contributors.

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING

Item 1.    Election of Directors

Nominees

        In accordance with the provisions of our charter and bylaws, each member of the board of directors is elected at the annual meeting. Each member of the board of directors elected will serve for a term expiring at the annual meeting of stockholders in 2010, and until his successor has been duly elected and qualifies or until his earlier resignation or removal. Messrs. Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter, K. Fred Skousen and Kenneth M. Woolley are the nominees for election to the board of directors.

        Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board of directors may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.

        Biographical information about each of the nominees is found at the beginning of this proxy statement. See "Information about the Board of Directors and its Committees—Nominees for Directors."

Recommendation of the Board of Directors:

        Our board of directors recommends that you vote FOR the election of Messrs. Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter, K. Fred Skousen and Kenneth M. Woolley as directors for the term expiring at the 2010 annual meeting of stockholders, and until their respective successors are duly elected and qualify.

Item 2.    Ratification of Appointment of Independent Registered Public Accounting Firm

        Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009. Ernst & Young LLP has acted as the Company's independent registered public accounting firm since April 2005, and our management considers the firm to be well qualified.

        We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.

        Our charter and bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the board of directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may still retain it.

        A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fee Table

        The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2008 and 2007, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2008	2007
Audit fees(1)	$1,161,378	$1,424,116
Audit—related fees(2)	22,263	337,798
Tax fees(3)	554,332	474,353
All other fees(4)	78,162	—

	$1,816,135	$2,236,267

    (1)
    Audit fees consist of services rendered for the audit of our annual financial statements, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Form 10-Q, consents issued related to registration statements, and issuance of comfort letters.

    (2)
    Audit-related fees represent professional fees for accounting consultation and other attest engagements.

    (3)
    Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.

    (4)
    All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

        In accordance with its charter and applicable rules and regulations adopted by the SEC, the Company's Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither encompassed by the Audit Committee's annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Skousen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Skousen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote "FOR" ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Under SEC rules, proposals from our eligible stockholders must be received by us no later than December 4, 2009 in order to be considered for inclusion in the proxy statement for the 2010 annual meeting of stockholders. Any such proposals, as well as any questions relating thereto, should be directed to the Corporate Secretary of the Company at the Company's principal executive offices. Proposals we receive after December 4, 2009 will not be included in the proxy statement for the 2010 annual meeting.

        In addition, under our current bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Corporate Secretary of the Company in writing of the director nominee or the other business. For purposes of our 2010 annual meeting of stockholders, the notice must include the information required in our bylaws and be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 150th day (November 4, 2009) and not later than 5:00 p.m., Mountain Time, on the 120th day (December 4, 2009) prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting. Proposals we receive which do not comply with the procedures set forth in our bylaws will not be acted upon at the 2010 annual meeting.

        If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which disclosure of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not change or create a new opportunity for notice as described above.

OTHER MATTERS

        Our board of directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or Notice of Internet Availability, as applicable to households at which two or more stockholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our annual report, proxy statement or Notice of Internet Availability, as applicable. If you would like to opt out of this practice for future mailings and receive a separate annual report, proxy statement or Notice of Internet Availability, as applicable for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or Notice of Internet Availability, as applicable, without charge by sending a written request to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121, Attention: Secretary, or by telephone at (801) 562-5556. We will promptly send additional copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, can request delivery of a single copy of the annual report, proxy statement or Notice of Internet Availability, as applicable, by contacting their broker, bank or other intermediary or sending a written request to Extra Space Storage Inc. at the address above.

Spencer F. Kirk
 Chairman of the Board and
Chief Executive Officer

April 3, 2009

ANNUAL MEETING OF STOCKHOLDERS OF EXTRA SPACE STORAGE INC. May 20, 2009 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2009: The Company’s proxy statement and accompanying annual report for fiscal year 2008 are available at the Company’s website www.extraspace.com/proxyonline. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of the 7 members of the Board of Directors. O Spencer F. Kirk, Chairman of the Board O Anthony Fanticola, Director O Hugh W. Horne, Director O Joseph D. Margolis, Director O Roger B. Porter, Director O K. Fred Skousen, Director O Kenneth M. Woolley, Director 2. Ratification of the appointment of Ernst & Young LLP as the Company's Independent Registered Accounting Firm. 3. To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder. The shares represented by this proxy will be voted as instructed by the stockholder. If this proxy is executed but no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other matter is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730000000000000000 5 052009

0 14475 EXTRA SPACE STORAGE INC. 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, UT 84121 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned stockholder of Extra Space Storage Inc., a Maryland corporation (“the Company”), hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders of the Company and the accompanying proxy statement, and hereby appoints Spencer F. Kirk and Charles L. Allen as proxies, each with full power of substitution, to represent and vote all shares of common stock of Extra Space Storage Inc. held of record by the undersigned on March 23, 2009, at the annual meeting of stockholders of the Company to be held at the Extra Space Storage corporate offices, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121, on May 20, 2009 at 11:00 a.m. Mountain Daylight Time, or any adjournments or postponements thereof. (Continued and to be signed on the reverse side.)